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                                                                     EXHIBIT 5.1



                                                                 wwwmail@srz.com



                                                             May 8, 2003



CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039



Ladies and Gentlemen:



    We are special counsel to CIT Group Inc., a Delaware corporation (the 'Corporation'), in connection with the Registration Statement on Form S-3 (the 'Registration Statement') of the Corporation covering $17,083,787,000 aggregate principal amount of the Corporation's senior/senior subordinated debt securities (the 'Debt Securities'), which was filed with the Securities and Exchange Commission (the 'Commission') on March 21, 2003, as amended by Pre-Effective Amendment No. 1 (which constitutes Post-Effective Amendment No. 1 to Registration No. 333-98743) on the date hereof, relating to the issuance from and after the date hereof of up to $17,083,787,000 in aggregate principal amount of the Debt Securities pursuant to the following indentures (each, an 'Indenture'): (i) the Indenture, dated as of August 26, 2002, among the Corporation, Bank One Trust Company, N.A. ('Bank One'), as Trustee, and Bank One NA, London Branch, as London Paying Agent and London Calculation Agent, and
(ii) the Indenture, dated as of September 24, 1998, between the Corporation and The Bank of New York ('BONY'), as Senior Subordinated Trustee, as supplemented by the First Supplemental Indenture, dated as of June 1, 2001, among the Corporation, CIT Holdings (NV) Inc., a Nevada corporation, and BONY, as Senior Subordinated Trustee, the Second Supplemental Indenture, dated as of
February 14, 2002, between the Corporation and BONY, as Senior Subordinated Trustee, and the Third Supplemental Indenture, dated as of July 2, 2002, between the Corporation and BONY, as Senior Subordinated Trustee.



    In connection with the opinion expressed below, we have examined a signed copy of the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates, documents or other instruments of public officials, officers and other representatives of the Corporation and others as we have deemed necessary as a basis for our opinion set forth below. We have relied, without independent investigation, as to factual matters (including, without limitation, matters of fact set forth in this opinion), on the statements, representations and certificates of public officials and of officers and other representatives of the Corporation and others.



    We have assumed (i) the legal capacity of all natural persons signing or delivering any instrument, (ii) the genuineness of all signatures thereon,
(iii) the authority of all persons signing the Registration Statement, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the original of all copies submitted to us as telecopies, photocopies or conformed copies, (vi) that each Indenture has been duly authorized by the trustee named therein, (vii) that each Indenture has been duly executed and delivered by the trustee named therein, (viii) that each trustee has the requisite power and authority to execute, deliver and perform its obligations under the applicable Indenture, and (ix) that each Indenture constitutes a valid and binding agreement of the trustee named therein, enforceable against such trustee in accordance with its terms.



    Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Debt Securities have been duly authorized and, when duly executed by the Corporation and authenticated in accordance with the terms of an Indenture and issued and delivered in accordance with the terms of such Indenture against payment therefor as contemplated by the Registration Statement, will constitute valid and binding obligations of the Corporation.



    The opinion expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States and we do not express any opinion herein concerning any other law. Such opinion is based on those laws, statutes, rules


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or regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading 'Legal Opinions' in the Registration Statement and the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Commission thereunder.



                                          Very truly yours,
                                          /s/ Schulte Roth & Zabel LLP


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